 EXHIBIT 4.11

Securities Purchase Agreement

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 25th, 2022 (the “Effective Date”), is entered into by and between Company and Investor(“Purchaser”) identified on the listed signature page.

Both Company and Investor are collectively referred to as Parties.

WITNESSETH

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal total amount of the face value under the Note not more than US$12,500,000 (the “Note”) in serial transactions, convertible into Ordinary Shares of Company (the “Shares”), $0.005 par value per share of Company (the “Ordinary Shares”),upon the terms and subject to the limitations and conditions set forth in such Note.

C. Investor who purchases the Convertible Promissory Note as set forth above should be entitled to obtain the warrants.

D. For purposes of this Agreement: “Conversion Shares” means all shares issuable upon conversion of all or any portion of the Note; and “Securities” means the Note, the Conversion Shares, the Commitment Shares, warrants and warrant shares.

E. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1 Sale and Issuance of the Notes. Subject to the terms and conditions of this Agreement, at the Closing, Company shall issue and sell to Purchaser the Notes with an aggregate principal amount of the face value not more than US$12,500,000 in serial transactions, and Purchaser shall subscribe for and purchase the Notes from the Company for an aggregate purchase price of not more than US$10,000,000 in serial transactions.

1.2. Closing Date. The closing of the transactions set forth in Section Error! Reference source not found. (the “Closing”) shall take place at the option: i) remotely via the exchange of signatures for mutual approval on the date hereof immediately, or ii) actual receipt of the payment for each transaction.

 1.3 Closing Deliverables.

 (a) At the Closing of each transaction, Purchaser shall (i) pay the Purchase Price in U.S. dollars by wire transfer of immediately available funds to the Account designated by Company.

(b) At the Closing of each transaction, the Company shall deliver to Purchaser:
(i) The Notes, duly executed by the Company, with an aggregate principal value dated as of the date of Closing (the “Closing Date”) and registered in the name of the Purchaser;
(ii) A copy of the Resolutions of the Board approving the entry into and execution of the Transaction Documents and the consummation of all transactions contemplated therein and the issuance of the Notes;

 1.4 Original Issue Discount.The Note carries an original issue discount of eighty percent (80%) of the face value under the Note of each transaction(the “OID”). The serial transactions should be fully closed by December 31st, 2022.

2. Investor’s Representations and Warranties.
2.1 Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act; (iv) Investor understands that the Notes and Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Notes or Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Notes or Conversion Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Notes or Conversion Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Notes of Conversion Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws); (v) Investor is acquiring the Securities hereunder in the ordinary course of its business; (vi) Investor is not, to such Investor’s knowledge, purchasing the Notes and Conversion Shares as a result of any advertisement, article, notice or other communication regarding the Notes or Conversion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Investor, any other general solicitation or general advertisement; (vii) Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and Conversion Shares, and has so evaluated the merits and risks of such investment; (viii) Investor is able to bear the economic risk of an investment in the Notes and Conversion Shares and, at the present time, is able to afford a complete loss of such investment; (ix) Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC reports of the Company and has been afforded (x) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and Conversion Shares and the merits and risks of investing in the Notes and Conversion Shares; (y) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (z) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; (x) Investor is not a “U.S. person” as defined in Rule 902 of Regulation S; (xi) Investor has been advised and acknowledges that in issuing the Notes and Conversion Shares to the Investor pursuant hereto, the Issuer is relying upon the exemption from registration provided by Regulation S. The Investor is acquiring the Notes and the Conversion Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S; and (xii)The Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Purchaser to the Company in accordance with the terms thereof.

2.2 Legend. The Investor understands that the certificate representing the Notes will bear a legend to the following effect:

“THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THE NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT (1)TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;(3)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THE NOTE OR SECURITIES REPRESENTED HEREBY; OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER,

THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date:

(a) Organization and Qualification. The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and each Subsidiary of the Company is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, and is duly qualified or licensed to do business in all material respects in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

(b) Authorization; Enforcement;Validity. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes and the Conversion Shares, have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document to which the Company is a party has been or will be duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Purchaser and the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Valid Issuance.

(i) The Notes have been duly authorized for issuance and sale to the Purchaser and, when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms hereof, the Notes will be validly issued and constitute legally binding and valid obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(ii) The Conversion Shares have been duly authorized for issuance. When issued in compliance with the provisions of this Agreement, the Notes and the Memorandum and Articles, the Conversion Shares will be (A) validly issued, fully paid and non-assessable, (B) issued in compliance with applicable securities Laws, and (C) except for expressly stated in the Transaction Documents, free from any preemptive or similar rights (it being understood that the Notes and Conversion Shares may be subject to restrictions on transfer under the applicable securities Laws).

(d) Capitalization. As of September 6th, 2022, the authorized share capital of the Company consists of 10,000,000 shares with par value of US$0.005 each. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, were issued in compliance with applicable U.S. and other applicable securities Laws and were not issued in violation of any preemptive right, resale right or right of first refusal.

(e) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes and the Conversion Shares, will not (i) result in a violation of the Memorandum and Articles, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party, or (iii) result in a violation of any Law applicable to the Company or by which any property or asset thereof is bound, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents to which it is a party.

(f) Consents. Subject to the accuracy of the representations and warranties of the Purchaser in Section 2, the execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes and the Conversion Shares, do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity or any other Person, except for filings that may be required to be made with the SEC (e.g., a Form 6-K).

(g) No Registration. Subject to the accuracy of the representations and warranties of the Purchaser in Section 2, the offer, sale and issuance of the Notes are exempt from the registration requirements of the Securities Act.

(h) Nasdaq Listing. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and the Shares will be listed on the Nasdaq. The issuance and sale of the Notes under this Agreement and the transactions contemplated hereby do not contravene the rules and regulations of the Nasdaq.

(i) No Disqualification Events. With respect to the Notes and Conversion Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(j) No Directed Selling Efforts. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any person acting on its behalf with respect to any of the Notes or Conversion Shares; and none of such persons has taken any actions that would result in the sale of the Notes or Conversion Shares to the Investor under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(k) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Company to the Purchaser in accordance with the terms thereof.

4. Company Covenants.

4.1Reservation of Shares. At any time when any portion of the Notes are outstanding, and the portion shall be otherwise expressly specified during the shares conversion as set forth in the Note, the Company or any Person appointed by the Company shall maintain from its duly authorized and unissued shares sufficient Ordinary Shares to enable the Company or any Person aforementioned to comply with its obligations to issue the Conversion Shares upon the conversion of the Notes in accordance with the terms and conditions of the Notes.

4.2 Use of Proceeds. The Company may use the proceeds from the issuance of the Notes for general corporate and working capital purposes and potential acquisition or investment.

4.3 Registration Right. The Purchaser shall have the right to demand that the Company file a registration statement under the Securities Act covering the resale of Conversion Shares that are Ordinary Shares, by issuing a written notice to the Company to that effect (the “Registration Demand Notice”); Provided, that the Registration Demand Notice shall not be issued on or prior to the Closing Date. The Company shall file, within forty (40) Business Days after the receipt of the Registration Demand Notice, a registration statement covering the resale of Conversion Shares that are Ordinary Shares, and shall thereafter use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC.

4.4 Further Assurances. The parties shall cooperate with each other and do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of the Transaction Documents, subject to the terms and conditions thereof and compliance with applicable Law and stock exchange rules.

5. Conditions to Company’s Obligation to Sell.

The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1 Investor shall have executed this Agreement and delivered the same to Company.

5.2 Investor shall have delivered the applicable Purchase Price to Company in accordance with Section 1 above.

5.3 The Increase in Authorized Share Capital shall have been approved by the shareholders of the Company. The Increase in Authorized Share Capital refers to the proposed increase of share capital of the Company from US$50,000 divided into 10,000,000 Ordinary Shares to US$25,000,000 divided into 5,000,000,000 Ordinary Shares.

6. Conditions to Investor’s Obligation to Purchase.

The obligation of Investor hereunder to purchase the Securities at the Closing of each transaction is subject to the satisfaction, on or before the Closing Date, of each of the following applicable conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1 Company shall have executed this Agreement delivered the same to Investor.

6.2 With respect to the Closing, Company shall have executed and delivered the Note to Investor.

6.3 Prior to the Closing, Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.4 Prior to the Closing, Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit B evidencing Company’s approval of the Transaction Documents.

6.5 Prior to the Closing, Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit C.

6.6 Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Terminations

This Agreement may only be terminated (i) upon mutual written consent by the parties hereto, (ii) automatically upon receipt by the Purchaser of the returned Purchase Price, or (iii) by the Company in a written notice to the Purchaser if the Notes are cancelled or forfeited. Once terminated, this Agreement shall become null and void and of no further force and effect, except that the provisions of this Section 8 and Section 10 shall remain in full force and effect; Provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement that occurred prior to the termination hereof.

8. Confidentiality

(a) Subject to Section (a), each party hereto shall and shall cause its Representatives to, unless otherwise required by applicable Law or stock exchange rules, (i) keep confidential and shall not disclose to any Person the existence and substance of any Transaction Document, the negotiations relating to any Transaction Document and any non-public information with respect to the foregoing (collectively, “Confidential Information”), and (ii) if a party or any of its Representatives is legally compelled to disclose any Confidential Information (other than disclosure made to comply with applicable securities Laws or stock exchange rules), provide the other party with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this Section 8, and in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this Section 8, furnish only that portion of such Confidential Information which is required by law, the stock exchange or other regulatory body to be provided; Provided, however, that the party seeking to disclose shall have provided a draft of the proposed disclosure to the other party reasonably in advance and shall have reasonably considered any comments from the other party to the content of such proposed disclosure; Provided, further, that each party and its respective Representatives may disclose such information to their respective Affiliates, permitted assignees, financing sources, partners, shareholders, senior management, employees, professional advisors, agents in each case only where such Persons are bound by appropriate non-disclosure obligations and have agreed to maintain the confidentiality of such information.

(b) Confidential Information shall not include any information that is (i) previously known on a non-confidential basis by the receiving party or any of its Representatives, (ii) in the public domain through no fault of such receiving party or any of its Representatives, (iii) received from a Person (other than the other party hereto or its Representatives), so long as such Person was not subject to a duty of confidentiality to that other party hereto, or (iv) developed independently by or on behalf of the receiving party or any of its Representatives without reference to Confidential Information of the disclosing party.

9. Reinvestment Right.

Both Parties hereto each agree and acknowledge that Investor should reserve the right to make reinvestment at his own option.

10. Miscellaneous.

The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 10 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

10.1 Disputes Resolutions. In case of any disputes, friendly negotiations should be made by both parties. If the disputes is unsolved, each Party could apply for arbitration in Hong Kong International Arbitration Center (HKIAC) in accordance with and subject to the Rules of HKIAC for the final judgement. The award should be binding and respected by both Parties.

10.2 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the Cayman Islands.

10.3 Specific Performance. The parties hereto acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, each party hereto shall be entitled to injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

10.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

10.6 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

10.7 Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

10.8 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Room 12A05, Block A, Boya International Center, Building 2, No. 1 Courtyard, Lize Zhongyi Road
Chaoyang District, Beijing, China 10010

If to Investor:

215-245N Church Street, 2nd Floor, White Hall House, Suite #647, 10 Market Street, Camana Bay, George Town, Grand Cayman, KY1-9006, Cayman Islands

10.9 Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

10.10 Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

10.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.12 Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

10.13 Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) any Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under any Note or to enforce the provisions of such Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under any Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

10.14 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.15 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

10.16 Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INFOBIRD CO., LTD

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

Purchaser

By:
Name:
Title:

Definitions and Interpretations

Part I Definitions

As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and specific performance, injunctive relief, other equitable remedies and general equity principles.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by Law to be closed in the PRC, Hong Kong, the Cayman Islands or New York City.

“Ordinary Share” means the shares, par value US$0.005 per share, in the share capital of the Company.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 8.

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, commitment, arrangement or understanding.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, provided that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) of the outstanding voting securities of such Person or the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Shares” means the securities issuable upon the conversion of the Notes pursuant to the terms thereof, being ordinary shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Issuance” means any of the following: (i) issuance of ordinary shares upon conversion of any convertible securities, (ii) issuance of ordinary shares or securities convertible into ordinary shares of the Company as a step to effect the Debt Restructuring, (iii) issuance of ordinary shares or securities convertible into ordinary shares of the Company as consideration in a Qualified Acquisition, or (iv) issuance of ordinary shares or securities convertible into ordinary shares of the Company pursuant to the share incentive plan as in effect on the Closing Date.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company in effect from time to time.

“Nasdaq” means The Nasdaq Stock Market.

“Notes” means one or more convertible senior notes issued by the Company to the Purchaser at Closing, the form of which is attached hereto as Exhibit Error! Reference source not found..

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Entity.

“Purchaser” has the meaning set forth in the Preamble.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any Ordinary Shares or any equity interest in, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company, and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any Ordinary Shares or such equity interest or shares of any class in the share capital of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any specified Person, any other Person that is Controlled by such specified Person. For the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with the accounting standards applicable to such Person.

“Transaction Documents” means this Agreement, the Notes, the Escrow Agreement, the Restrictions on Sale Agreement, and each of the other agreements and documents entered into or delivered in connection with or therewith.

“U.S.” or “United States” means the United States of America.

Part II Interpretations

(a) The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(b) In this Agreement, except as otherwise provided:

(c) the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(d) where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement;

(e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole;

(f) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders;

(g) references to a Person are also to its successors and permitted assigns; and \

(h) references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

ATTACHED EXHIBITS:

Exhibit A	Convertible Promissory Note
Exhibit B	Secretary’s Certificate
Exhibit C	Share Issuance Resolution

Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS CONVERTIBLE PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT, UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR VALUE RECEIVED, Lender promises to pay not more than US$12,500,000 to Borrower (Lender and Borrower identified on the listed signature page) totally in serial transactions, and Borrower agrees to undertake any interest, fees, charges, and late fees accrued hereunder. This Convertible Promissory Note (“Note”) is issued and made effective as of the date set forth above (the “Effective Date”) pursuant to that certain Securities Purchase Agreement dated November 25th, 2022, as the same may be amended from time to time, by and between Lender and Borrower (the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The Note carries an OID of eighty percent (80%) of the aggregate principal amount as set forth in Section 1 of Securities Purchase Agreement aforementioned, and then the purchase price for the Note shall be not more than US$10,000,000(the “Purchase Price”) in serial transactions.

1. Interest Rate. Interest shall accrue at a rate of 10% simple return per annum on the Outstanding Amount under this Note for the period commencing on and from the Issuance Date until the Outstanding Amount (including any Default Interest) is fully repaid or redeemed under Section 7 (the “Final Repayment Date”). Interest shall be due and payable on each anniversary of the Issuance Date and on the Final Repayment Date, and shall be calculated based on a 365-day year for the actual number of days elapsed.

2. Payments. All payments of each transaction under this Note shall be paid in lawful money of the United States of America to the Holder, made by wire transfer of immediately available funds to the bank account designated by the Holder in a written notice delivered to the Company.

3. Maturity Date. The Outstanding Amount under this Note shall, subject to the provisions for redemption and conversion hereof, as applicable, mature and be due and payable in full on the date that is twenty-four (24) months following the date of this Note, or such later date as the Holder and the Company may mutually in writing agree (the “Maturity Date”). The Principal Amount may not be prepaid, in whole or in part, prior to the Maturity Date without the written consent of the Holder.

4. Ranking. Unless fully converted, this Note constitutes direct, unconditional and unsubordinated obligations of the Company. This Note ranks (i) senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to this Note, (ii) pari passu with the claims of all of the Company’s other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to individuals or companies generally.

5. Conversion.

Rights of Conversion

(i) At the option of the Holder of each transaction, this Note shall be convertible into Ordinary Shares (“Conversion Shares”) of the Company on the terms and conditions set forth in this Section 5 (the “Right of Conversion”).

(ii) Subject to the terms and conditions set forth in this Section 5, at any time between the Issuance Date and 11:59 p.m. US time on the Business Day immediately preceding the Maturity Date (or if Section 5(a)(iii) applies, the Final Repayment Date) (the “Conversion Period”), the Holder shall be entitled to convert all or any portion of the then Outstanding Amount into Ordinary Shares of the Company based on the Conversion Price described in Section 5(b) below, provided that the Ordinary Shares shall bear a restrictive legend as set forth in Section 2.2 of the Agreement and that the Holder may not transfer such Conversion Shares except pursuant to an effective registration Statement covering the resale of such shares, or pursuant to an exemption from registration requirement under the Securities Act. The Holder may exercise the Right of Conversion once or more during the Conversion Period.

(iii) Notwithstanding sub-clause (ii) above, if this Note is not fully repaid in accordance with Sections 1 and 3 or redeemed on the Maturity Date, the Right of Conversion will revive and will continue to be exercisable up to, and including, the Final Repayment Date.

(iv) Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice as set forth in Exhibit D from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default (as defined below) has occurred and is continuing, then Borrower shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in part or in full. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (A) that Borrower is exercising its right to prepay this Note, and (B) the date of prepayment, which shall be not less than ten (10) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower.

(v) If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 115% (the “Prepayment Premium”) multiplied by the then Outstanding Balance of this Note being prepaid (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers an Optional Prepayment Notice, Lender shall be entitled to exercise its conversion rights set forth herein during such ten (10) Trading Day period. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is ten (10) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such ten (10) Trading Day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

6. Lender Optional Conversion.

(i) Conversion Shares. Lender has the right at any time after effective date until the Outstanding Balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the Outstanding Balance of each transaction into fully paid and non-assessable Ordinary Shares, par value $0.005 (the “Ordinary Shares”), of Borrower (“Conversion Shares”) as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price;

(ii) Conversion Price. Subject to the approval set forth in this Note, Lender has the right to convert all or any portion of the Outstanding Balance into ordinary shares of each transaction, and the Conversion price should be calculated with a discount of seventy percent (70%) of the lowest closing price of the last five (5) trading days immediately prior to the date of the Conversion Notice.

(iii) Conversion Price Floor. At any time, both Lender and Borrower hereto each agree and acknowledge that the floor price of the conversion shall not be lower than US $0.5.

(iv) Title of Conversion Shares. After conversion, the title of the shares shall be held by the Lender or any Person appointed by the Lender.

7. Trigger Events and Remedies.

(i) Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors;

(f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower, which is not cured within sixty (60) calendar days; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without prior written consent of the holder of 50% or more of the Outstanding Amount, which shall not be unreasonably withheld; (j) Borrower effectuates a reverse split of its Ordinary Shares without twenty (20) Trading Days prior written notice to Lender other than a reverse split of its Ordinary Shares to maintain compliance with the minimum bid price requirements of the Principal Market; (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) Borrower fails to maintain the Share Reserve (as defined in the Securities Purchase Agreement); or (m) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements in any material respect. Notwithstanding the foregoing, the occurrence of any event specified in Sections 7(i) above shall not be considered a Trigger Event if such event is cured within ten (10) Trading Days of the occurrence thereof.

(ii) Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Default Interest (as defined below) (subject to the limitation set forth below).

8. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

 Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash applying the Default Interest. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (c), (d), (e), (f) or (g) of Section 7, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of such Trigger Event shall become immediately and automatically due and payable in cash applying the Default Interest, subject to any applicable cure period as set forth under this Section 7, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately but subject to any applicable cure period as set forth under this Section 7

, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

9. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

10. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

11. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in this Note, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

12. Issuance Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of Ordinary Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of NASDAQ Listing Rule 5635(d) (the “Issuance Cap”), except that such limitation will not apply following Approval (defined below). If the number of Ordinary Shares issued to Lender reaches the Issuance Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), Borrower, at its election, will use reasonable commercial efforts to obtain stockholder approval of this Note and the issuance of additional Conversion Shares, if necessary, in accordance with the requirements of NASDAQ Listing Rule 5635(d) (the “Approval”). If Borrower is unable to obtain such Approval or otherwise obtain exemption from the requirement of such Approval, any remaining Outstanding Balance of this Note must be repaid in cash. For the avoidance of doubt, failure to seek or obtain the Approval or exemption from the requirement of such Approval shall not be considered a Trigger Event or an Event of Default hereunder.

13. Governing Law;Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of Cayman Islands.

14. Arbitration of Disputes. In case of any disputes, friendly negotiations should be made by both parties. If the disputes is unsolved, each Party could apply for arbitration in Hong Kong International Arbitration Center (HKIAC) in accordance with and subject to the Rules of HKIAC for the final judgement. The award should be binding and respected by both Parties.

15. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. Any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Securities Purchase Agreement titled “Notices.”

19. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). Therefore, no additional penalty claims, lost profits or liquidated damages shall be claimed in excess of agreed liquidated damage amounts under this Note.

20. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INFOBIRD CO., LTD

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

Purchaser

By:
Name:
Title:

ATTACHMENT 1

DEFINITIONS and INTERPRETATIONS

For purposes of this Note, the following terms shall have the following meanings:

“Note” shall have the meaning ascribed to it in the Preamble.

“Price Floor” shall have the meaning given to it under Clause 6 (iii) of this Agreement.

“Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion Notice multiplied by the Closing Trade Price of the Ordinary Shares on the Delivery Date for such Conversion.

“DTC” means the Depository Trust Company or any successor thereto.

“Trigger Event” means any Trigger Event occurring under Sections 7.

“Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

“Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, plus the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

“Purchase Price Date” means the date the Purchase Price for this Note is delivered by Lender to Borrower.

“Headings” Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

“Writing” References to “writing” and “written” include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

 ”Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the ADSs, other than an increase in the number of authorized shares of Borrower’s ADSs, or (b) any “person” or “group” directly or indirectly, acquiring 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

EXHIBIT D

Date:
INFOBIRD CO., LTD
Attn:

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to INFOBIRD CO., LTD, (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Conversion #: ____________

C.	Conversion Amount: __________

D.	Conversion Price: _______________

E.	Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to: